SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of Earliest Event Reported): April 8, 2004

                          THE SPORTS CLUB COMPANY, INC.
           -----------------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)

                                    Delaware
                                 --------------
                 (State or Other Jurisdiction of Incorporation)


       1-13290                                         95-4479735
      ----------                                    --------------
(Commission File Number)                   (IRS Employer Identification Number)


                     11100 Santa Monica Boulevard, Suite 300
                          Los Angeles, California 90025
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                    (Address of Principal Executive Offices)

                  Registrant's telephone number, including area
                               code: 310-479-5200

                                 Not Applicable
             ------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)




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Item 5. Other Events and Regulation FD Disclosure

     Pending adoption by the stockholders at the upcoming annual meeting (expected to be held in June of this year) the Board of Directors on April 8, 2004, approved an amendment to the Company's Restated Certificate of Incorporation providing for the annual election of Directors. Previously, the Directors have been divided into three classes with the stockholders electing approximately one-third of the members of the Board of Directors at each annual meeting. If approved, the Amendment would mean that beginning with the 2004 Annual Meeting, 100% of the Directors will be elected each year.

Item 6. Resignation of Registrant's Directors

     Effective April 8, 2004, Brian J. Collins and Nanette Pattee Francini, without disagreements or conflicts, resigned their positions as Directors of Registrant. Ms. Francini will continue to serve as the Company's Executive Vice President.

     As reported in Registrant's Current Report on Form 8-K filed with the Securities and Exchange Commission on March 18, 2004, the terms of the $6.5 million private placement of the newly created Series D Convertible Preferred Stock consummated on March 12, 2004, entitle the three holders of the Series D (an affiliate of Millennium Entertainment Partners ("Millennium"), affiliates of Kayne Anderson Capital Advisors ("Kayne") and Rex A. Licklider ("Licklider") to each designate one director to serve on the Board of Directors of the Company. Additionally, Millennium has the right to designate a second independent director.

     Mr. Licklider continues to serve on the Board of Directors as the designee of Licklider and Charles Norris will continue to serve as the designee of Kayne.

     Effective April 8, 2004, Christopher M. Jeffries was elected to fill one of the vacancies created by the resignations of Ms. Francini and Mr. Collins. Mr. Jeffries is a principal of Millennium and will serve as one of its designees. Millennium continues to have the right to designate a second independent director. Biographical information for Mr. Jeffries is as follows:

     Christopher M. Jeffries is a successful business professional that has started, owned and managed several real-estate development companies. Mr. Jeffries founded Millennium Partners in 1990 to meet the lifestyle demands of affluent urbanites by creating luxury mixed-use properties in the New York marketplace. The Millennium portfolio now includes projects in New York, Boston, Washington, D.C., Miami and San Francisco. Mr. Jeffries graduated from Columbia College in 1968 and the University of Michigan Law School in 1972.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated: April 16, 2004                       THE SPORTS CLUB COMPANY, INC.



                                            By: /s/ Timothy O'Brien
                                                -------------------------------
                                                Timothy M. O'Brien
                                                Chief Financial Officer